UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2014

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

U.S. office:
c/o Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105

(Address of principal executive offices including zip code)

(212) 370-1300
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On November 18, 2014, Zoom Technologies, Inc. (the "Company") completed its 2014 annual meeting of stockholders (the "Annual Meeting"). The number of shares of common stock entitled to vote at the Annual Meeting was 3,008,737 shares. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 1,960,075 shares. All matters submitted to a vote of the Company's stockholders at the Annual Meeting were approved and Lei Gu and Chang Shan were re-elected as directors.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

(i) To elect two incumbent directors for terms expiring at the Company's next annual stockholders' meeting, or until the election or appointment and qualification of their successors.

Nominee	Shares Voted For	Shares Withheld
Lei Gu	608,003	132,855
Chang Shan	609,598	131,260

(ii) To ratify the appointment of TAAD LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

Shares Voted For	Shares Voted Against	Shares Abstaining
1,795,341	149,949	14,785

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: November 24, 2014	By: /s/ Lei Gu Lei Gu Chief Executive Officer